UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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PANTHEON CHINA ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PANTHEON CHINA ACQUISITION CORP.
Suite 10-64, #9 Jianguomenwai Avenue
Chaoyang District
Beijing, China, 100600

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 14, 2008

TO THE STOCKHOLDERS OF PANTHEON CHINA ACQUISITION CORP.:

You are cordially invited to attend a special meeting of stockholders of Pantheon China Acquisition Corp. (“Pantheon”) to be held at 11:00am Eastern Standard Time on December 14, 2008 at the offices of Pantheon’s counsel Loeb & Loeb LLP, 345 Park Ave., New York, NY 10154 for the sole purpose of considering and voting upon three proposals to amend Pantheon’s certificate of incorporation (the “Extension Amendment”) to:

•	extend the date before which Pantheon must complete a business combination from December 14, 2008 to September 30, 2009, to avoid being required to liquidate; and

•
allow holders of less than 20% of Pantheon’s public shares who vote against the Extension Amendment and elect conversion to convert their shares into a portion of the funds available in the trust account (the “trust account”) established in connection with Pantheon’s initial public offering (the “IPO”)(in addition to Pantheon public stockholders’ existing conversion rights in connection with a business combination); and

•
amend the threshold contained in Pantheon’s certificate of incorporation regarding the limit on the amount of Pantheon’s shares that may have sought conversion prior to consummating a business combination to 40%.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Pantheon’s board of directors will abandon the Extension Amendment unless each of the above proposals are approved by stockholders.

The Pantheon board of directors has fixed the close of business on November 28, 2008 as the date for determining Pantheon stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of Pantheon common stock on that date are entitled to have their votes counted at the special meeting or any adjournment.

Dated: December 3, 2008

By Order of the Board of Directors,

/s/ Mark D. Chen

Mark D. Chen
Chief Executive Officer